CONFLICTS OF INTEREST AGREEMENT

AGREEMENT dated this 17th day of June 2013, by and between Domain Media Corp. (hereinafter “DMC”), a Nevada Corporation, with offices located at 1854 E. Scorpio Place, Suite 201, Chandler, AZ 85249 and Chris J. Kern, President of DMC.

The parties hereto agree and acknowledge that by virtue of Chris J. Kern’ other business activities outside of DMC, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Chris J. Kern:

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any business opportunities that Chris J. Kern may become aware of independently or directly through his association with DMC that relates to the business services offered by DMC would be presented by him solely to us;

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any business opportunities disclosed to Chris J. Kern by the management of other entities would not be presented by him to DMC if so requested by them;

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any business opportunities disclosed to Chris J. Kern by DMC would not be presented by him to any other entity, unless and until DMC has passed upon same; and

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in the event that the same business opportunity is presented to Chris J. Kern by both DMC and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 17th day of June 2013.

DOMAIN MEDIA CORP.

By: /s/ Chris J. Kern

Chris J. Kern, President

By: /s/ Chris J. Kern

Chris J. Kern, Individually